Exhibit 10.20

                                                                         Summary
                                                                         -------


Summary of Guaranty Contract of Pledge by and between Shenzhen BAK Battery Co., Ltd. and Longgang Branch, Shenzhen Development Bank dated May 15, 2005

Main contents
>>   Contract number: Shenfa Longgang zhi zi NO.20050518002;
>> As guarantor, the Company has pledged a one-year term deposit of RMB50 million to Development Bank as collateral to secure its indebtedness under Loan Agreement 5 which include the loan principal, interest, penalty interest, expenses for Development Bank to realize its creditor's rights, and loan principal secured is RMB 47.5 million.
>> After the Company has pledged the term deposit as collateral, it should not transfer or permit any third party to use such deposit without the prior written consent of Development Bank.
>>   Guaranty Contract is irrevocable and independently effective.

Terms  that  have  been  omitted:   disposal  of  the  collateral  by  creditor;
undertakings  and  representations  of pledger;  independence  of the  contract;
expenses and service charges; amendment and termination of the contract; applicable law and dispute settlement; effectiveness and registration of the collateral; validity; and statement of collateral status.